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                                                                     EXHIBIT 4.3

                        CHARLES RIVER LABORATORIES, INC.

                                   AS ISSUER,

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                   AS TRUSTEE

                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 30, 2002

           SUPPLEMENTING THE INDENTURE DATED AS OF SEPTEMBER 29, 1999

                                 ---------------

                   13 1/2% SENIOR SUBORDINATED NOTES DUE 2009

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     FIRST SUPPLEMENTAL INDENTURE, dated as of January 30, 2002, between CHARLES
RIVER LABORATORIES, INC., a Delaware corporation, as Issuer (the "COMPANY"), and STATE STREET BANK AND TRUST COMPANY as Trustee (the "TRUSTEE"). All capitalized terms which are used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture referred to below.

     WHEREAS, the Company has heretofore executed and delivered an Indenture dated as of September 29, 1999, among the Company, SBI Holdings, Inc., Sierra Biomedical, Inc., Sierra Biomedical San Diego, Inc., as the guarantors, and the Trustee (the "INDENTURE"), providing for the issuance of the Company's 13 1/2% Senior Subordinated Notes Due 2009 (the "SECURITIES");

     WHEREAS, subsequent to executing the Indenture, SBI Holdings, Inc., Sierra Biomedical, Inc. and Sierra Biomedical San Diego, Inc. merged into the Company;

     WHEREAS, Section 9.02 of the Indenture provides, subject to certain exceptions, that with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, the Company and the Trustee may amend or supplement the Indenture; and

     WHEREAS, this First Supplemental Indenture, and the amendment to the Indenture set forth herein, have received the consent of the Holders of a majority in principal amount of the Securities outstanding;

     WHEREAS, all other acts and things necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument have been done and performed; and

     WHEREAS, this First Supplemental Indenture does not adversely affect the Trustee's own rights, duties or immunities under the Indenture;

     NOW, THEREFORE, in consideration of the premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

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                                   ARTICLE ONE

                           AMENDMENTS TO THE INDENTURE

     1.1. The Indenture is hereby amended by deleting Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 thereof, and all references thereto, in their entirety and replaced with the following:

     "[Intentionally Deleted by Amendment]".

     1.2. The Indenture is hereby amended by deleting Article 5 thereof, and all references thereto, in its entirety and replaced with the following:

     "[Intentionally Deleted by Amendment]".

     1.3. The Indenture is hereby amended by deleting paragraphs (e) and (f) of
Section 6.01, and all references thereto, in their entirety. and replaced with the following:

     "[Intentionally Deleted by Amendment]".

                                   ARTICLE TWO

                                  MISCELLANEOUS

     2.1. The First Supplemental Indenture shall become a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto. The amendment set forth in Article One shall become operative at such time as the Company shall accept Securities for purchase pursuant to the Offer to Purchase and Consent Solicitation Statement dated January 16, 2002, relating to the Company's offer to purchase all outstanding Securities.

     2.2. This First Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture and the Securities.

     2.3. The First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     2.4. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     2.5. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

     2.6. Nothing in this First Supplemental Indenture, express or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this First Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of January 30, 2002.

                                      CHARLES RIVER LABORATORIES, INC.

                                      By:
                                         ------------------------
                                         Name:
                                         Title:

Attest:
       ------------------------
       Name:
       Title:

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                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Trustee

                                      By:
                                         ------------------------
                                         Name:
                                         Title:

Attest:
       ------------------------
       Name:
       Title:

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STATE OF MASSACHUSETTS      )
                            : ss.:
COUNTY OF                   )

     On the _______ day of _______________, 2001, before me personally ____________________________, came to me known, who, being by me duly sworn, did depose and say that (s)he resides at ________________________________; that
(s)he is a ______________________________________________,of CHARLES RIVER
LABORATORIES, INC., one of the corporations described in and which executed the foregoing instrument; that (s)he knows the common seal of said corporation; that the seal affixed to said instrument is such common seal; that it was so affixed by authority of the Board of Directors of said corporation; and that (s)he has signed his (her) name thereto by like authority.

                                          ---------------------------
                                                 Notary Public

[NOTARIAL SEAL]

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STATE OF                    )
                            : ss.:
COUNTY OF                   )

     On the _______ day of ____________, 2001, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that (s)he resides at _______________________________________;
that (s)he is a ____________________________ of STATE STREET AND TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the common seal of said corporation; that the seal affixed to said instrument is such common seal; that it was so affixed by authority of the Board of Trustees of said corporation; and that (s)he has signed his (her) name thereto by like authority.

                                          ---------------------------
                                                 Notary Public

[NOTARIAL SEAL]